As filed with the Securities and Exchange Commission on June 23, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Visteon Corporation

(Exact name of registrant as specified in its charter)

Delaware	38-3519512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5500 Auto Club Drive

Dearborn, Michigan 48126
Telephone: 800-847-8366
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

STACY L. FOX, ESQ.

Senior Vice President, General Counsel and Secretary
Visteon Corporation
5500 Auto Club Drive
Dearborn, Michigan 48126
Telephone: 800-847-8366
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

PATRICK DAUGHERTY, ESQ.

Dickinson Wright PLLC
38525 Woodward Avenue, Suite 2000
Bloomfield Hills, Michigan 48304-2970
Telephone: 248-433-7535

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, depending upon market conditions and other factors.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Title of each	Amount	Proposed maximum	Proposed maximum	Amount of
class of securities	to be	offering price	aggregate offering	registration
to be registered	registered	per unit	price	fee

Debt Securities	$2,000,000,000(1)	100%	$2,000,000,000(2)	$528,000

(1)	Or, if any debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price of $2,000,000,000.

(2)	Exclusive of accrued interest and estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June   , 2000

PROSPECTUS

[Visteon Logo]

Visteon Corporation

$2,000,000,000

DEBT SECURITIES

        This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus.

      You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      See “Risk Factors” on page 5 for information you should consider before buying these securities.

      Our principal executive offices are located at:

Visteon Corporation

5500 Auto Club Drive
Dearborn, Michigan 48126
(800) VISTEON

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2000.

WHERE YOU CAN FIND MORE INFORMATION
VISTEON CORPORATION
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
EXPERTS
LEGAL OPINIONS
PART II
SIGNATURES

      You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

      Our securities are not being offered in any jurisdiction where the offer is not permitted.

      You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.

      Each reference in this prospectus to “Visteon,” “we,” “our” or “us” means Visteon Corporation and its consolidated subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the SEC. The registration statement and these other SEC filings are available to you at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference rooms in Washington, D.C. at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the SEC’s regional offices in New York at Seven World Trade Center, 13th Floor, New York, NY 10048 and in Chicago at Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, IL 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may inspect our SEC filings at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, NY 10005.

      The SEC allows us to “incorporate by reference” information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this prospectus our prospectus dated June 13, 2000 as filed with the SEC on June 14, 2000 and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus.

      You may request copies of these filings at no cost, by writing or telephoning us at the following address:

Visteon Corporation

Attn: Investor Relations
5500 Auto Club Drive
Dearborn, Michigan 48126
Telephone: (877) 367-6092
Fax: (313) 390-1877

      We maintain a website at http://www.visteon.com. Our website and the information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

      This prospectus contains and incorporates by reference forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek” and “estimate” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are and will be identified as “Risk Factors” in SEC filings incorporated by reference into this prospectus and in one or more prospectus supplements. The risks and uncertainties so identified are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. For these reasons, we caution you not to place undue reliance on our forward-looking statements.

VISTEON CORPORATION

      We are the world’s second largest supplier of automotive systems, modules and components to global vehicle manufacturers, according to the latest available industry data. Our 1999 sales were $19.4 billion, or, on a pro forma basis, $18.7 billion. We have become a leader in the global automotive parts industry by capitalizing on the extensive experience we have gained as the largest supplier to Ford Motor Company, the world’s largest producer of trucks and the second largest producer of cars and trucks combined.

      We have been the largest supplier of automotive parts to Ford for most of Ford’s history. Ford produces cars and trucks that are marketed and sold under the Ford, Lincoln, Mercury, Volvo, Jaguar and Aston Martin brands. We began using the “Visteon” name in 1997 and were incorporated in Delaware on January 5, 2000 in preparation for our spin-off from Ford effective June 28, 2000. Before the spin-off, we have been a division of Ford and, more recently, a wholly-owned subsidiary of Ford. After our spin-off from Ford, we will be an independent supplier. We believe that our independence will enhance our ability to increase sales to non-Ford vehicle manufacturers over time.

      In recent years, our goal has been to pursue new business growth opportunities with Ford and non-Ford vehicle manufacturers, or VMs, as well as with non-automotive customers. Non-Ford business as a percentage of our total sales has grown from about 7% in 1997 to about 12% in 1999. We have a goal of expanding our non-Ford business to 20% of our sales by 2002. We believe that our spin-off from Ford will facilitate our achievement of this goal. We have a broad global presence — about 23.5% of our total 1999 sales were derived from products manufactured outside of the United States.

      We have a broad global presence with a workforce of over 81,000 and a network of manufacturing sites, technical centers, sales offices and joint ventures located in every major region of the world. We operate in three business segments: Comfort, Communication & Safety; Dynamics & Energy Conversion; and Glass, and we are a leading Tier 1 supplier in the first two of these three segments.

RISK FACTORS

      Carefully consider the risks and uncertainties identified as “Risk Factors” in the SEC filings incorporated by reference into this prospectus and contained in the applicable prospectus supplement before you invest. The risks and uncertainties so identified are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us.

USE OF PROCEEDS

      We will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, except as we may state otherwise in an applicable prospectus supplement. If we intend to use the proceeds to repay outstanding debt, then we will provide details about the debt that is being repaid.

RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of our “earnings” to our “fixed charges” for the first three months of 2000 and for each of the years 1995 through 1999 was:

Three Months	Year Ended December 31,
Ended
March 31, 2000	1999	1998	1997	1996	1995

5.0	7.6	11.8	8.5	7.7	4.1

      For purposes of the ratio, “earnings” means the sum of:

•	our pre-tax income,

•	the pre-tax income of our majority-owned subsidiaries, whether or not consolidated,

•	our proportionate share of the income of any fifty-percent-owned companies,

•	any income we received from less-than-fifty-percent-owned companies and

•	our fixed charges.

      “Fixed charges” means the sum of:

•	the interest we paid on borrowed funds,

•	the amount we amortized for debt discount, premium and issuance expense and

•	one-third of all our rental expenses (the proportion considered representative of the interest factor).

DESCRIPTION OF DEBT SECURITIES

      We describe in this section the general terms that will apply to any particular series of securities that we may offer by this prospectus and an applicable prospectus supplement in the future. When we issue a particular series, we will describe in the prospectus supplement that relates to the series (i) the specific terms of the securities and (ii) the extent to which the general terms described in this section apply to the securities of that series.

      We expect to issue the securities under an Indenture with Bank One Trust Company, N.A. as Trustee, which is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the Indenture and include the relevant section numbers of the Indenture in parentheses. Our discussion of Indenture provisions is not complete; you should read the Indenture for a more complete understanding of the provisions we describe.

      The aggregate principal amount of securities that we may issue under the Indenture is unlimited. (Section 2.01)

General

      Each prospectus supplement relating to a particular series of securities that we offer will describe the specific terms of the series of securities. Those specific terms will include some or all of the following:

(i) the designation of the securities;

(ii) the authorized denominations if other than $1,000 (or integrals of $1,000) for registered securities and if other than $5,000 for unregistered securities, and any limit on the aggregate principal amount of the securities;

(iii) the percentage of their principal amount at which the securities are issued;

(iv) the maturity date or dates of the securities (or the manner of determining the maturity date or dates);

(v) the annual interest rate or rates, if any, which may be fixed or variable; and the manner of calculating any variable interest rate;

(vi) the date or dates from which interest, if any, will accrue (or the method of determining such date or dates), and the interest payment dates and their associated record dates;

(vii) whether we may redeem the securities and, if so, the redemption date or dates, redemption price or prices and other applicable terms of redemption;

(viii) any mandatory or optional sinking fund or analogous provisions;

(ix) provisions for the defeasance of the securities;

(x) the form in which we will issue securities (registered or bearer), any restrictions on the exchange of one form for another and on the offer, sale and delivery of securities in either form;

(xi) whether and under what circumstances we will pay additional amounts on securities held by a person who is not a “United States person” (as defined in the prospectus supplement) in respect of specified taxes, assessments or other governmental charges withheld or deducted; and, if so, whether we have the option to redeem the affected securities rather than pay such additional amounts;

(xii) if other than U.S. dollars, the currency or currencies for which the securities may be purchased and the currency in which the principal of, premium, if any, and interest, if any, on the securities is payable;

(xiii) any exchanges on which the securities are to be listed;

(xiv) whether the securities are to be issued in book-entry form and, if so, the identity of the depositary for the book-entry securities;

(xv) the place or places where the principal of, premium, if any, interest, if any, and certain additional amounts required in respect of taxes owed to holders of the securities, if any, on the securities is payable;

(xvi) if the amount of principal of and interest on the securities may be determined with reference to an index based on a currency other than that in which the securities are denominated, the manner of determining such amounts;

(xvii) the portion of the principal amount (if other than the principal amount) of the securities payable upon declaration of acceleration of their maturity date;

(xviii) the form and terms of any certificates, documents or conditions required for the issuance of securities in definitive form;

(xix) any trustees, depositories, authenticating or paying agents, transfer agents, registrars or any other agents with respect to the securities;

(xx) any other specific terms of the securities, including any additional covenants and any terms that may be required or advisable under applicable laws or regulations. (Section 2.01)

      The securities will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated debt (other than obligations preferred by mandatory provisions of law).

      Unless we say otherwise in a prospectus supplement, holders of securities may present them for transfer (unless the securities are issued in book-entry form) or payment at the office of the Trustee, c/o Bank One Trust Company of New York, 14 Wall Street, 8th Floor, New York, NY 10005, Attention: Global Corporate Trust Services. We may, however, pay the interest on registered securities by mailing checks to the holders of those securities at the addresses listed in our register or, for holders of at least $10,000,000 aggregate principal amount of securities, by wire transfer of immediately available funds. (Sections 4.01 and 4.02) We will not levy a service charge for any transfer or exchange of registered securities, but may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.05)

      Holders of securities in bearer form (together with any coupons attached to them) must physically present the securities or coupons for payment, subject to any applicable laws and regulations, at one of the paying agencies that we maintain in a city or cities located outside the United States. (Sections 4.01 and 4.02) Securities in bearer form (except for temporary bearer securities) and any coupons attached to them will be transferable by delivery. (Section 2.05)

      We may issue some of the securities as discounted debt securities (bearing no interest or interest at a rate that is below market at the time of issuance), which are sold at a substantial discount below their stated principal amount. When an event of default occurs with respect to a particular series of securities, the amount that the holders of the series may declare to be immediately due and payable will be less than the principal amount in the case of discounted debt securities. (Section 6.01)

      If a prospectus supplement specifies that the securities will have a redemption option, the “Option to Elect Repurchase” will constitute an issuer tender offer under the Securities

Exchange Act of 1934. We will comply with all issuer tender offer rules and regulations under the Securities Exchange Act of 1934 if the redemption option is elected, including making any required filings with the SEC and furnishing certain information to the holders of the securities.

Book-Entry Securities — Delivery and Form

      Some or all of the securities of a series may be issued in the form of one or more global securities, each of which will have an aggregate principal amount equal to the aggregate principal amount of the securities that it represents. Each global security will be deposited with a depositary (to be specified in the applicable prospectus supplement) or its nominee and, if in registered form, registered in the name of the depositary or the depositary’s nominee. Each depositary for a global security in registered form must be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation. (Section 2.03)

      The beneficial owner of a security represented by a global security in bearer form may exchange its interest in the global security for a security or securities in either bearer or registered form of any authorized denomination, subject to the rules of the depositary. (Section 2.10)

      We will describe the specific terms of the depositary arrangement with respect to a series of securities in the applicable prospectus supplement.

Certain Covenants

      In this section we describe the principal covenants that will apply to the securities unless otherwise indicated in the applicable prospectus supplement. We make use of several defined terms; the associated definitions are located at the end of this section.

Limitation on Liens

      The Indenture provides that Visteon Corporation will not, and will not permit any of its Manufacturing Subsidiaries to, issue or assume any Debt secured by a Mortgage upon any Domestic Manufacturing Property of Visteon Corporation or of any Manufacturing Subsidiary, or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether that Domestic Manufacturing Property, those shares of stock or that indebtedness are then currently owned or later acquired) without providing at the same time that Visteon Corporation issues or assumes any such Debt that the securities (together with any other indebtedness of Visteon Corporation or the Manufacturing Subsidiary ranking equally with the securities then existing or later created) will be secured equally and ratably with such Debt.

      The foregoing restriction does not, however, apply if the aggregate amount of Debt that Visteon Corporation or any Manufacturing Subsidiary issues or assumes and so secures by Mortgages, together with (i) all other Debt of Visteon Corporation and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (v) of the immediately following paragraph and not including Permitted Receivables Financings, and (ii) all Attributable Debt of Visteon Corporation and its Manufacturing Subsidiaries in respect of sale and lease-back transactions, does not at the time exceed 15% of Consolidated Net Tangible Assets as shown on the audited consolidated financial statements for the most recently completed fiscal year.

      In addition, the covenant described in the first paragraph above does not apply to:

(i) Mortgages on property, shares of stock or indebtedness of any corporation or other entity existing at the time (a) that the corporation or other entity becomes a Manufacturing Subsidiary or (b) of a sale, lease or other disposition of all or substantially all of the properties of the corporation or other entity to Visteon Corporation or a Manufacturing Subsidiary;

(ii) Mortgages on property that exist at the time Visteon Corporation or a Manufacturing Subsidiary acquires the property; or Mortgages to secure (a) the payment of all or part of the purchase price of such property when Visteon Corporation or a Manufacturing Subsidiary acquires it, (b) any Debt incurred prior to, at the time of or within 180 days after the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of its purchase price, or (c) any Debt incurred for the purpose of financing Visteon Corporation’s or a Manufacturing Subsidiary’s cost of improvements to such acquired property;

(iii) Mortgages securing a Manufacturing Subsidiary’s Debt to Visteon Corporation or to another Subsidiary;

(iv) Mortgages on property of Visteon Corporation or a Manufacturing Subsidiary in favor of:

(a) the United States of America or any State,

(b) any department, agency or instrumentality or political subdivision of the United States of America or any State, or

(c) any other country, or any political subdivision of any other country, in connection with financing arrangements between Visteon Corporation or a Manufacturing Subsidiary and any of the foregoing governmental bodies or agencies, to the extent that Mortgages are required by the governmental programs under which those financing arrangements are made, to secure partial, progress, advance or other payments under any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction of the property subject to such Mortgages;

(v) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (iv), as long as (a) the principal amount of Debt secured by any such Mortgage does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and (b) the extension, renewal or replacement is limited to all or a part of the property (including improvements) that secured the Mortgage being extended, renewed or replaced. (Section 4.06)

Limitation on Sale and Lease-Back

      The Indenture provides that Visteon Corporation will not, and will not permit any Manufacturing Subsidiary to, enter into any arrangement with any person in which Visteon Corporation or a Manufacturing Subsidiary leases from such person any Domestic Manufacturing Property that (i) Visteon Corporation or the Manufacturing Subsidiary owns on the date that the securities are originally issued and (ii) Visteon Corporation or the Manufacturing Subsidiary has sold or will sell to such person (except for temporary leases having a maximum term of three years and except for leases between Visteon Corporation and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), unless either:

(i) Visteon Corporation or the Manufacturing Subsidiary could, under the covenant on limitation on liens described above, issue, assume, extend, renew or replace Debt secured by a Mortgage on the Domestic Manufacturing Property equal in amount to the Attributable Debt in respect of such sale and lease-back arrangement without equally and ratably securing the securities; however, on and after the date that the sale and lease-back arrangement becomes effective, the Attributable Debt in respect of the sale and lease-back arrangement would be deemed for all purposes under the covenant on limitation on liens described above and the covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (v) of this description of such covenant), or

(ii) Within 180 days of the effective date of the sale and lease-back arrangement, Visteon Corporation applies a cash amount equal to the Attributable Debt in respect of the arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity) of Debt of Visteon Corporation or any Manufacturing Subsidiary (other than Debt owned by Visteon Corporation or any Manufacturing Subsidiary) that by its terms matures at, or is extendible or renewable at the borrower’s option to a date more than twelve months after the date of the creation of such Debt. (Section 4.07)

Limitation on Consolidation, Merger, Sale or Conveyance

      The Indenture provides that Visteon Corporation will not merge or consolidate with any other entity, and will not sell or convey all or substantially all of its assets to any person or entity, unless:

(i) Either Visteon Corporation is the surviving corporation or, if not, the successor entity is organized under the laws of the United States or any State and expressly assumes, by executing a supplemental indenture, (a) the obligation to pay the principal of, premium, if any, interest, if any, and any other additional amounts, on all the securities and any coupons and (b) the performance of all of Visteon Corporation’s covenants and the satisfaction of all the conditions to be satisfied by Visteon Corporation under the Indenture;

(ii) Immediately after the merger, consolidation, sale or conveyance is effective, no event of default under the Indenture will have occurred or be continuing; and

(iii) Visteon Corporation delivers to the Trustee under the Indenture a certificate and legal opinion each stating that the merger, consolidation, sale or conveyance, any supplemental indenture, and any assumption by the successor entity of Visteon Corporation’s obligations described above, complies with the requirements set forth in Article Eleven of the Indenture regarding Visteon Corporation’s ability to carry out a merger, consolidation, sale or conveyance of assets. (Section 11.01)

Definitions Applicable to Covenants

      The following definitions will apply to the covenants summarized above:

(i) “Attributable Debt” means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of Visteon Corporation), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

(ii) “Consolidated Net Tangible Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Visteon Corporation and its consolidated Subsidiaries less (i) all current liabilities and (ii) goodwill, trade names, patents, unamortized debt discount, organization expenses and other like intangibles of Visteon Corporation and its consolidated Subsidiaries.

(iii) “Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

(iv) “Domestic Manufacturing Property” means any manufacturing plant or facility owned by Visteon Corporation or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by Visteon Corporation and its consolidated affiliates as an entity.

(v) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by a successor entity as may be in general use by significant segments of the accounting profession, which are applicable to circumstances as of the date of determination.

(vi) “Manufacturing Subsidiary” means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Domestic Manufacturing Property and (C) in which Visteon Corporation’s investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $1 billion as shown on the books of Visteon Corporation as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include any Subsidiary that is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to Visteon Corporation or others or that is principally engaged in financing Visteon Corporation’s operations outside the continental United States of America.

(vii) “Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

(viii) “Non-Recourse Debt” means all Debt which, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of Visteon Corporation as a liability.

(ix) “Permitted Receivables Financings” means, at any date of determination, the aggregate amount of any Non-Recourse Debt outstanding on such date relating to securitizations or other similar off-balance sheet financings of accounts receivable of Visteon Corporation or any of its Subsidiaries.

(x) “Subsidiary” means any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by Visteon Corporation, or by one or more Subsidiaries, or by Visteon Corporation and one or more Subsidiaries. (Section 4.08)

Defeasance

      If the terms of a particular series of securities provide for defeasance of those securities, Visteon Corporation may, at its option, (i) discharge its obligations under the Indenture with respect to, and the entire indebtedness on all the outstanding securities of, that series or (ii) not comply with any term, provision, condition or covenant contained in the Indenture with respect to that series, in each case by:

(i) depositing with the Trustee funds, or obligations issued or guaranteed by the United States of America, sufficient to pay and discharge the entire indebtedness on all outstanding securities of the series, or fulfilling other terms and conditions of the satisfaction and discharge of the securities of the series;

(ii) paying all other sums payable with respect to the outstanding securities of the series;

(iii) delivering to the Trustee a legal opinion confirming that the holders of the outstanding securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance of their securities; and

(iv) delivering to the Trustee an officer’s certificate and legal opinion each confirming that Visteon Corporation has complied with all conditions relating to defeasance of the securities contained in the Indenture. (Section 12.02)

Modification of the Indenture

      The Indenture provides that Visteon Corporation and the Trustee may enter into supplemental indentures without the consent of the holders of the securities to (a) evidence the assumption by a successor corporation of the obligations of Visteon Corporation, (b) add covenants for the protection of the holders of the securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of securities of any series in bearer form and to provide for the exchange of securities in bearer form with registered securities, (d) cure any ambiguity or correct any inconsistency in the Indenture or in a supplemental indenture, (e) transfer, assign, mortgage or pledge any property to or with the Trustee, (f) establish the form or terms of securities of any series as permitted by the terms of the Indenture, (g) evidence the acceptance of appointment by a successor trustee and (h) change or eliminate provisions of the Indenture where the changes or eliminations do not apply to any security outstanding and become effective only when there is no security outstanding of a series created before the execution of the supplemental indenture that is entitled to the benefit of the provision being changed or eliminated. (Section 10.01)

      The Indenture also provides that Visteon Corporation and the Trustee may enter into a supplemental indenture to modify the Indenture, any supplemental indenture or the rights of the holders of the securities issued under either such Indenture or supplemental indenture, with the consent of the holders of not less than a majority in principal amount of the securities of all series at the time outstanding that are affected by that modification (voting as one class), if the modification does not:

(i) (a) change the fixed maturity of any securities, (b) reduce their principal amount or premium, if any, (c) reduce the rate or extend the time of payment of interest or any additional amounts payable on the securities, (d) reduce the amount due and payable upon acceleration of the maturity of the securities or the amount provable in bankruptcy or (e) make the principal of, or any interest, premium or additional amounts on, any security payable in a coin or currency different from that provided in the security,

(ii) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity of the securities, or

(iii) reduce the requirement, stated above, for the consent of the holders of the securities to any modification described above, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each security so affected. (Section 10.02)

Events of Default

      An event of default with respect to any series of securities is defined in the Indenture as: (a) default for five business days after notice in payment of any principal or premium, if any, on the series; (b) default for 30 days in payment of any interest or additional amounts due with respect to the series; (c) default for 90 days after notice in performance of any other covenant or agreement applicable to the securities or contained in the Indenture; (d) default by Visteon Corporation or any Significant Subsidiary in any payment of $25,000,000 or more of principal of or interest on any Debt or in the payment of $25,000,000 or more on account of any guarantee in respect of Debt, beyond any period of grace that may be provided in the instrument or agreement under which such Debt or guarantee was created (for these purposes, the term “Significant Subsidiary” is defined as any Subsidiary of Visteon Corporation that, at any time, has at least 5% of the consolidated revenues of Visteon Corporation and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of Visteon Corporation and the term “Subsidiary” is defined as in our description of the covenants under the Indenture); or (e) certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

      If an event of default under clause (a), (b), (c) or (d) above occurs with respect to any series, the Trustee or the holders of at least 25% in aggregate principal amount of all securities then outstanding affected by the event of default may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all securities of the affected series to be due and payable. (Section 6.01)

      If an event of default under clause (e) above occurs, the Trustee or the holders of at least 25% in aggregate principal amount of all the securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all outstanding securities not already due and payable to be due and payable. (Section 6.01)

      If the principal amount of securities has been declared due and payable, the holders of a majority in aggregate principal amount of the outstanding securities of the applicable series (or of all the outstanding securities) may waive any event of default with respect to that series (or with respect to all outstanding securities) if:

(i) Visteon Corporation deposits with the Trustee all required payments on the securities, plus certain fees, expenses, disbursements and advances of the Trustee; and

(ii) all defaults under the Indenture have been remedied. (Section 6.01)

      The holders of a majority in aggregate principal amount of the securities of a particular series may also waive any default with respect to that series and its consequences, except a default:

(i) in the payment of principal of, or any premium, interest or additional amounts on, any securities of that series or

(ii) in respect of a covenant or provision in the Indenture that may not be modified without the consent of the holders of each outstanding security that would be affected by the modification. (Section 6.06)

      The Indenture provides that the Trustee may withhold notice of any default to the securityholders (except for default in the payment of principal or any premium, interest or additional amounts) if it considers it in the interests of the securityholders to do so. (Section 6.07)

      Subject to the provisions of the Indenture relating to the duties of the Trustee when an event of default occurs, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless those securityholders have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02)

      Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the securities of all series affected by the occurrence of an event of default (voting as one class) at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 6.06)

Concerning the Trustee

      Bank One Trust Company, N.A. is the Trustee under the Indenture. Bank One Trust Company, N.A. also acts as depositary for funds of, makes loans to and performs certain other services for us and certain of our subsidiaries and affiliates in the normal course of its business.

PLAN OF DISTRIBUTION

      We may sell the securities from time to time (i) directly to purchasers, (ii) through agents, (iii) through underwriters or dealers or (iv) through a combination of these methods.

General

      Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Agents

      We may designate agents to sell the securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Underwriters

      If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

      Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

Dealers

      We may sell the offered securities to dealers as principals, who may then resell such securities to the public either at varying prices determined by such dealers or at a fixed offering price agreed to with us.

Remarketing Firms

      We may sell securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the securities.

Direct Sales

      We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

      We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

      We will enter into such delayed delivery contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification

      We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

      Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

      Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

EXPERTS

      Our consolidated balance sheet as of December 31, 1999 and 1998 and our related consolidated statements of income, equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus from our prospectus dated June 13, 2000 as filed with the SEC on June 14, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report incorporated by reference, and have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP on those financial statements, given on their authority as experts in accounting and auditing.

LEGAL OPINIONS

      Dickinson Wright PLLC, Bloomfield Hills, Michigan, will issue an opinion letter concerning the legality of the securities that we are offering in this prospectus, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will issue an opinion letter as to certain legal matters for any underwriters, dealers or agents, unless we indicate otherwise in an applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP represents us from time to time in connection with legal matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$528,000

Printing fees and expenses	100,000

Legal fees and expenses	100,000

Rating agencies’ fees and expenses	80,000

Accountants’ fees and expenses	75,000

Trustee’s fees and expenses	16,000

Miscellaneous expenses	1,000

Total	$900,000

ITEM 15.	Indemnification of Directors and Officers

General Corporation Law

      Visteon Corporation is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and provided further that no such indemnity is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Certificate of Incorporation

      Visteon Corporation’s Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

Insurance

      All of Visteon Corporation’s directors and officers are insured against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

ITEM 16.  Exhibits

1*	Form of Underwriting Agreement
4.1*	Form of Indenture between Visteon Corporation and Bank One Trust Company, N.A., Trustee
4.2*	Form of debt security (included in Exhibit 4.1)
5	Opinion letter of Dickinson Wright PLLC as to the legality of the securities
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Dickinson Wright PLLC (included in Exhibit 5)
24	Powers of Attorney (on signature page of this registration statement)
25	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A.

*	The Underwriting Agreement and Indenture, as executed, and the definitive form of debt security, will be filed as exhibits to an amendment to this registration statement, or to a current report on form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.

ITEM 17.	Undertakings

      (a)  Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dearborn, state of Michigan, on June 23, 2000.

VISTEON CORPORATION

By:	/s/ STACY L. FOX ______________________________________ Stacy L. Fox Senior Vice President, General Counsel and Secretary

     Each of the undersigned officers and directors of Visteon Corporation does hereby severally constitute and appoint Peter J. Pestillo, Stacy L. Fox and Daniel R. Coulson, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 23, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ PETER J. PESTILLO Peter J. Pestillo	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

/s/ DANIEL R. COULSON Daniel R. Coulson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ PHILIP G. PFEFFERLE Phillip G. Pfefferle	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ W. WAYNE BOOKER W. Wayne Booker	Director

/s/ JOHN M. RINTAMAKI John M. Rintamaki	Director

/s/ HENRY D.G. WALLACE Henry D.G. Wallace	Director

EXHIBIT INDEX

Exhibit
Number	Description

1*	Form of Underwriting Agreement
4.1*	Form of Indenture between Visteon Corporation and Bank One Trust Company, N.A., Trustee
4.2*	Form of debt security (included in Exhibit 4.1)
5	Opinion letter of Dickinson Wright PLLC as to the legality of the securities
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Dickinson Wright PLLC (included in Exhibit 5)
24	Powers of Attorney (on signature page of this registration statement)
25	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A.

*	The Underwriting Agreement and Indenture, as executed, and the definitive form of debt security, will be filed as exhibits to an amendment to this registration statement, or to a current report on form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.